Exhibit 99.2

UNAUDITED COMPARATIVE PRO FORMA PER SHARE INFORMATION

The following table summarizes per share information for Sutherland Asset Management Corporation (“Sutherland”) and ZAIS Financial Corp. (“ZAIS Financial”) on a historical basis and pro forma basis.

The pro forma per share information gives effect to the mergers as if the merger had occurred on the dates presented, in the case of book value data, as if the mergers had occurred on September 30, 2016, and in the case of earnings per share data, as if the mergers had occurred on the first day of each period presented. The pro forma per share information assumes that the mergers are accounted for using the acquisition method of accounting. As explained in more detail in the ‘‘NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION’’, the pro forma financial adjustments record the assets and liabilities acquired from ZAIS Financial at their estimated fair value at the acquisition date and are subject to adjustments as additional information becomes available.

The following historical and pro forma per share information is derived from and should be read in conjunction with the historical financial statements and related notes of Sutherland that is included as an exhibit to the Current Report on Form 8-K and of ZAIS Financial which are available through the SEC’s website at  https://www.sec.gov. The pro forma per share information presented below is presented for illustrative purposes only and is not necessarily indicative of the income per share and book value per share that would have occurred if the merger had been completed at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Accounting Acquirer (Sutherland)	Accounting Acquiree (ZAIS Financial)	Pro Forma Combined
Earnings per share of common stock:
Basic: For the nine months ended September 30, 2016	$ 0.82	$ 0.00	$ 0.67
Diluted: For the nine months ended September 30, 2016	0.82	0.00	0.67
Basic: For the year ended December 31, 2015	1.36	(0.16)	1.23
Diluted: For the year ended December 31, 2015	1.36	(0.16)	1.23

Book Value per share of common stock:
September 30, 2016	$ 14.38	$ 18.73	$ 17.07

Dividends per share of common stock
For the nine months ended September 30, 2016	$ 0.76	$ 1.20	N/A
For the year ended December 31, 2015	1.49	1.60	N/A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the consummation on October 31, 2016 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 6, 2016, as amended as of May 9, 2016 and August 4, 2016, by and among ZAIS Financial Corp., a Maryland corporation (“ZAIS Financial”), ZAIS Financial Partners, L.P., a Delaware limited partnership, ZAIS Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of the ZAIS Financial, Sutherland Asset Management Corporation, a Maryland corporation (“Sutherland”), and Sutherland Partners, L.P., a Delaware limited partnership, that resulted in (1) Sutherland merging with and into Merger Sub on October 31, 2016 (the “Closing Date”), with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Sutherland Merger”), (2) Sutherland Partners, L.P. merging with and into ZAIS Financial Partners, L.P. on the Closing Date, with ZAIS Financial Partners, L.P. continuing as the surviving entity, (3) the change of name of the ZAIS Financial to “Sutherland Asset Management Corporation” on the Closing Date and (4) the change of name of Company Operating Partnership to “Sutherland Partners, L.P.” on the Closing Date.  On November 1, 2016, the Company began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SLD”.

The Sutherland Merger is being accounted for as a reverse acquisition because the number of shares of ZAIS Financial’s common stock that were issued to the stockholders of Sutherland in the Sutherland Merger represented more than 50% of the number of shares of ZAIS Financial common stock outstanding immediately after the Sutherland Merger. For accounting and financial statement reporting purposes, Sutherland was deemed to have acquired ZAIS Financial in the Sutherland Merger. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of ZAIS Financial, while the historical results of Sutherland are reflected in the results of the combined company. For purposes of these unaudited pro forma condensed combined financial statements, Sutherland has made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their estimated fair value. A final determination of these estimated fair values will be made in due course. The actual amounts recorded as of the completion of the Sutherland Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the finalization of the valuation analyses and purchase price allocation.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Sutherland and ZAIS Financial, adjusted to give effect to Sutherland’s acquisition (for accounting purposes) of ZAIS Financial in the Sutherland Merger. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The consideration given by Sutherland to complete the Sutherland Merger will be allocated to the assets and liabilities of ZAIS Financial based upon their estimated fair values as of the date of the completion of the Sutherland merger. Sutherland has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the ZAIS Financial assets to be acquired and the liabilities to be assumed, and the related allocations of the merger consideration, nor has it identified all adjustments necessary to conform ZAIS Financial’s accounting policies to Sutherland’s accounting policies. The final determination of the fair value of ZAIS Financial’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of ZAIS Financial that existed as of the date of the completion of the merger.

Additionally, the value of the per share consideration given by Sutherland to complete the Sutherland Merger was determined based on the end of day trading price of ZAIS Financial common stock on October 31, 2016. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statement of income until the allocation of merger consideration is finalized. There can be no assurance that such finalization will not result in material changes.

The combined company will apply the fair value option for the mortgage servicing rights acquired as part of the business combination in accordance ASC 860-50-35-1b. The combined company believes this is appropriate because it considers the mortgage servicing rights received as part of the acquisition to be a separate class of servicing rights from the class of servicing rights currently held by Sutherland. The classes of servicing rights will be determined by the collateral supporting the servicing rights. In the case of the servicing rights obtained in the acquisition, the collateral is residential mortgages. In the case of the servicing rights held by Sutherland, the collateral is SBA 7(a) loans.

The unaudited pro forma condensed combined balance sheet gives effect to the Sutherland Merger based on the historical balance sheets of Sutherland and ZAIS Financial as of September 30, 2016. The Sutherland balance sheet information was derived from its unaudited balance sheet at September 30, 2016 that is included as an exhibit to the Current Report on Form 8-K pursuant to which these unaudited pro forma condensed combined financial statements have also been filed. The ZAIS Financial balance sheet information was derived from its unaudited balance sheet at September 30, 2016 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on October 25, 2016.

The unaudited pro forma condensed combined statements of income are presented for the nine months ended September 30, 2016 and the year ended December 31, 2015 based on the most recently completed fiscal quarters and years of Sutherland and ZAIS Financial. The historical results of Sutherland were derived from its unaudited consolidated statement of income for the nine months ended September 30, 2016 that is included as an exhibit to the Current Report on Form 8-K and its audited consolidated statement of income for the year ended December 31, 2015 that was included on Form S-4, filed on August 26, 2016. The historical results of ZAIS Financial were derived from its unaudited consolidated statement of income for the nine months ended September 30, 2016 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on October 25, 2016 and its audited consolidated statement of income for the year ended December 31, 2015 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 10, 2016.

The adjustments for the unaudited pro forma condensed combined balance sheet as of September 30, 2016 assume the Sutherland Merger was completed on that date. The adjustments for the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2016 and the year ended December 31, 2015 assume the Sutherland Merger was completed on the first day of each period presented. The pro forma adjustments are included only to the extent they are (i) directly attributable to the Sutherland Merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and have been adjusted to reflect certain reclassifications in order to conform to Sutherland’s financial statement presentation. These unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations pursuant to ASC 805, Business Combinations, with Sutherland considered the acquirer for accounting purposes. The statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Sutherland and ZAIS Financial been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2016

(in thousands, except share and per share data)	(Accounting Acquirer) Sutherland	(Accounting Acquiree) ZAIS Financial	ZAIS Financial Reclass (B)		Pro Forma Adjustments			Pro Forma Combined
Assets:
Cash and cash equivalents	$38,458	$184,952	$(69,994)	a		$(11,605)	C	$77,350
						(130)	D
						(64,331)	E
Restricted cash	15,935	4,218						20,153
Short term investments	249,997	—	69,994	a				319,991
Loans held for sale, at fair value	23,314		174,285	b				197,599
Mortgage loans held for sale, at fair value	—	134,333	(134,333)	b				—
Loans, held at fair value	233,618	—						233,618
Mortgage loans held for investment, at fair value	—	39,952	(39,952)	b				—
Loans, held for investment	1,467,322	—	1,674	c				1,468,996
Mortgage loans held for investment, at cost	—	1,674	(1,674)	c				—
Mortgage backed securities, at fair value	34,812	—	98,702	d				133,514
Real estate securities, at fair value	—	84,754	(84,754)	d				—
Other investment securities, at fair value	—	13,948	(13,948)	d				—
Loans eligible for repurchase from Ginnie Mae	—	45,899						45,899
Real estate acquired in settlement of loans	10,009	—						10,009
Servicing rights	23,351	—						23,351
Mortgage servicing rights, at fair value	—	50,183						50,183
Derivative instruments, at fair value	363	5,462						5,825
Intangible assets	1,000	4,289						5,289
Goodwill	—	14,184				(14,184)	F	—
Other assets	50,499	4,782						55,281
Total Assets	$2,148,678	$588,630	$—			$(90,250)		$2,647,058
Liabilities:
Borrowings under credit facilities	$228,000	$—	$125,737	e	$			$353,737
Warehouse line of credit	—	125,737	(125,737)	e				—
Promissory note payable	9,040	—						9,040
Securitized debt obligations of consolidated VIEs	374,816	—						374,816
Borrowings under repurchase agreements	581,773	—	153,107	f				734,880
Treasury securities repurchase agreements	—	69,994	(69,994)	f				—
Loan repurchase facilities	—	15,000	(15,000)	f				—
Securities repurchase agreements	—	68,113	(68,113)	f				—
Guaranteed loan financing	415,417	—						415,417
Exchangeable senior notes	—	57,356						57,356
Repair and denial reserve	6,849	—						6,849
Contingent consideration	—	12,214						12,214
Accrued salaries, wages and commissions	5,503	—						5,503
Derivative instruments, at fair value	3,415	2,925						6,340
Dividends payable	—	3,559						3,559
Accounts payable and other accrued liabilities	39,236	21,046				(5)	D	60,277
Liabilities for loans eligible for repurchase from Ginnie Mae	—	45,899						45,899
Total Liabilities	$1,664,049	$421,843	$—			$(5)		$2,085,887

( in thousands, except share and per share data )	(Accounting Acquirer) Sutherland	(Accounting Acquiree) ZAIS Financial	ZAIS Financial Reclass (B)	Pro Forma Adjustments		Pro Forma Combined
Stockholders’ Equity
Preferred stock	125	—		(125)	D	—
Common stock, $0.01 par value	309	—		(309)	H	—
Common stock, $0.0001 par value	—	1		2	H	3
Additional paid-in capital	449,075	180,371				513,908
				(64,331)	E
				(14,184)	F
				(14,862)	G
				307	H
				(24,022)	I
				1,554	J
Retained earnings (deficit)	(4,276)	(14,862)				7,149
				(10,880)	C
				14,862	G
				22,305	I
Total Common stockholders' equity	445,233	165,510	—	(89,683)		521,060
Non-controlling interests	39,396	1,277				40,111
				(725)	C
				1,717	I
				(1,554)	J
Total Stockholders’ Equity	$484,629	$166,787	$—	$(90,245)		$561,171
Total Liability and Stockholders’ Equity	$2,148,678	$588,630	$—	$(90,250)		$2,647,058

Per Share Data
Common shares outstanding	30,960,370	8,836,902				30,521,844
Fully Diluted shares outstanding	33,699,318	8,897,800				32,871,405
Book value per common share	$14.38	$18.73				$17.07

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(In Thousands)	(Accounting Acquirer) Sutherland	(Accounting Acquiree) ZAIS Financial	ZAIS Financial Reclass (B)		Pro Forma Adjustments			Pro Forma Combined
Interest income
Loans, held for investment	$90,118	$—	$1,175	g	$			$91,293
Mortgage loans held for investment	—	1,175	(1,175)	g				—
Loans held for sale, at fair value	352	—	11,492	h		(8,493)	L	3,351
Loans, held at fair value	9,784	—						9,784
Mortgage loans held for sale previously held for investment	—	8,493	(8,493)	h				—
Mortgage loans held for sale	—	2,999	(2,999)	h				—
Mortgage backed securities, at fair value	4,028	—	4,256	i				8,284
Real estate securities	—	3,643	(3,643)	i				—
Other investment securities	—	613	(613)	i				—
Total interest income	104,282	16,923	—			(8,493)		112,712
Interest expense
Borrowings under credit facilities	(6,397)	—	(2,166)	j				(8,563)
Warehouse line of credit	—	(2,166)	2,166	j				—
Borrowings under repurchase agreements	(11,686)	—	(5,443)	k		3,669	M	(13,460)
Treasury securities repurchase agreements	—	(126)	126	k				—
Loan repurchase facilities	—	(4,331)	4,331	k				—
Securities repurchase agreements	—	(986)	986	k				—
Securitized debt obligations of consolidated VIEs	(13,174)	—						(13,174)
Guaranteed loan financing	(10,701)	—						(10,701)
Promissory note payable	(85)	—						(85)
Exchangeable senior notes	—	(4,410)						(4,410)
Total interest expense	(42,043)	(12,019)	—			3,669		(50,393)
Net interest income before provision for loan losses	62,239	4,904	—			(4,824)		62,319
Provision for loan losses	(4,689)	—						(4,689)
Net interest income after provision for loan losses	57,550	4,904	—			(4,824)		57,630
Other income (expense)
Mortgage banking activities, net	—	43,126						43,126
Servicing and other income	9,755	—	6,303	l				16,058
Loan servicing fee income, net of direct costs	—	6,247	(6,247)	l				—
Other income	—	56	(56)	l				—
Employee compensation and benefits	(16,705)	—	(27,250)	m				(43,955)
Salaries, commissions and benefits	—	(27,250)	27,250	m				—
Professional fees	(8,573)	—						(8,573)
Management and incentives fees - related party	(5,464)	—	(2,263)	n		1,388	N	(6,339)
Advisory fee - related party	—	(2,263)	2,263	n				—
Loan servicing and operating expenses	(15,074)	—	(15,783)	o		1,258	O	(29,599)
Operating expenses	—	(9,089)	9,089	o				—
Other expenses	—	(6,694)	6,694	o				—
Total other income (expense)	(36,061)	4,133	—			2,646		(29,282)
Realized gain (loss)	3,720	21,972	—			(22,925)	P	2,767
Unrealized gain (loss)	5,800	(31,071)	—			19,712	Q	(5,559)
Net income from continuing operations before provision for income taxes	31,009	(62)	—			(5,391)		25,556
Provision for income taxes	(3,326)	(252)						(3,578)
Net income from continuing operations	27,683	(314)	—			(5,391)		21,978

Less: Net income attributable to non-controlling interest	2,245	(348)		(327)	R	1,571
Net income from continuing operations attributable to common shareholders	$25,438	$34	$—	$(5,064)		20,407

Earnings per common share
Continuing operations	$0.82	$0.00				$0.67
Basic weighted average shares outstanding	30,960,370	8,836,902				30,521,844
Basic weighted fully diluted average shares outstanding	33,699,318	8,897,800				32,871,405

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(In Thousands)	(Accounting Acquirer) Sutherland	(Accounting Acquiree) ZAIS Financial	ZAIS Financial Reclass (B)		Pro Forma Adjustments		Pro Forma Combined
Interest income
Loans, held for investment	$120,664	$—	$—		$			$120,664
Mortgage loans held for investment	—	25,931	(25,931)	g				—
Loans, held at fair value	16,210	—						16,210
Loans held for sale, at fair value	—	—	29,075	g,h		(25,583)	L	3,492
Mortgage loans held for sale	—	3,144	(3,144)	h				—
Mortgage backed securities, at fair value	12,081	—	8,727	i				20,808
Real estate securities	—	8,167	(8,167)	i				—
Other investment securities	—	560	(560)	i				—
Total interest income	148,955	37,802	—			(25,583)		161,174
Interest expense
Borrowings under credit facilities	(8,194)	—	(2,152)	j				(10,346)
Warehouse line of credit	—	(2,152)	2,152	j				—
Borrowings under repurchase agreements	(16,287)	—	(10,913)	k		9,105	M	(18,095)
Loan repurchase facilities	—	(9,432)	9,432	k				—
Securities repurchase agreements	—	(1,481)	1,481	k				—
Securitized debt obligations of consolidated VIEs	(11,018)	—						(11,018)
Guaranteed loan financing	(12,307)	—						(12,307)
Promissory note payable	—	—						—
Exchangeable senior notes	—	(5,785)						(5,785)
Total interest expense	(47,806)	(18,850)	—			9,105		(57,551)
Net interest income before provision for loan losses	101,149	18,952	—			(16,478)		103,623
Provision for loan losses	(19,643)	—						(19,643)
Net interest income after provision for loan losses	81,506	18,952	—			(16,478)		83,980
Other income (expense)
Mortgage banking activities, net	—	45,857						45,857
Servicing and other income	19,564	—	7,147	l				26,711
Loan servicing fee income, net of direct costs	—	7,092	(7,092)	l				—
Other income	—	55	(55)	l				—
Employee compensation and benefits	(22,124)	—	(30,935)	m				(53,059)
Salaries, commissions and benefits	—	(30,935)	30,935	m				—
Professional fees	(6,954)	—						(6,954)
Management and incentives fees - related party	(8,225)	—	(2,953)	n		1,711	N	(9,467)
Advisory fee - related party	—	(2,953)	2,953	n				—
Loan servicing and operating expenses	(16,449)	—	(16,966)	o		2,567	O	(30,848)
Operating expenses	—	(12,294)	12,294	o				—
Other expenses	—	(4,672)	4,672	o				—
Total other income (expense)	(34,188)	2,150	—			4,278		(27,760)
Realized gain (loss)	181	1,183	—			(1,318)	P	46
Unrealized gain (loss)	5,732	(19,289)	—			9,740	Q	(3,817)
Net income from continuing operations before provision for income taxes	53,231	2,996	—			(3,778)		52,449
Provision for income taxes	(7,810)	(4,415)						(12,225)
Net income from continuing operations	45,421	(1,419)	—			(3,778)		40,224
Less: Net income attributable to non-controlling interest	3,678	(159)				409	R	3,928
Net income from continuing operations attributable to common shareholders	$41,743	$(1,260)	$—			$(4,187)		36,296

Earnings per common share
Continuing operations	$1.36	$(0.16)						$1.23
Basic weighted average shares outstanding	30,804,029	7,970,886						29,525,255
Basic weighted fully diluted average shares outstanding	33,518,390	8,897,800						32,720,289

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A)	Basis of Presentation

Under the terms of the merger agreement: (1) stockholders of ZAIS Financial and unitholders in the ZAIS operating partnership retained their existing shares and partnership units following the merger, (2) each outstanding share of Sutherland common stock was converted into 0.8356 of ZAIS Financial common stock and (3) each outstanding partnership unit of Sutherland operating partnership was converted into 0.8356 units of limited partnership interests in the operating partnership.

Prior to the closing of the Sutherland merger, ZAIS Financial completed a tender offer and purchased 4,185,478 of its shares at $15.37 per share for an aggregate purchase price of approximately $64.3 million. Upon completion of the Sutherland merger, Sutherland shareholders hold approximately 86% of the Company’s stockholders’ equity, with continuing ZFC shareholders holding approximately 14% of the Company’s stockholders’ equity, on a fully diluted basis.

The unaudited pre forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the merger consideration to identifiable net assets acquired and the deficit merger consideration to bargain purchase gain. The merger consideration allocation in these unaudited pro forma condensed combined financial statements is based upon aggregate merger consideration of $63.1 million. This amount was calculated based on the combined outstanding shares of ZAIS financial common shares and operating partnership units of 4,712,322 after the completion of the tender offer and a price per ZAIS Financial common share of $13.40, which represents the closing price of ZAIS Financial share immediately prior to the completion of the merger on October 31, 2016.

Calculation of Estimated Purchase Price (in thousands, except share and per share data)	Common Shares
ZAIS Financial shares outstanding	8,836,902
Less: Shares tendered for cash	4,185,478
Shares retained by ZAIS Financial	4,651,424

ZAIS Financial OP Units outstanding	60,898
Less: OP Units tendered for cash	—
OP Units retained by ZAIS Financial	60,898

Shares and OP Units retained by ZAIS Financial	4,712,322
x Market price per share on October 31, 2016	$13.40
Purchase price based on value of shares and OP Units retained	$63,145

ZAIS Financial Total equity at September 30, 2016	$166,787
Less: Cash tender offer	64,331
Less: ZAIS Financial estimated transaction costs	1,105
Write off of Goodwill	14,184
Adjusted net assets acquired	$87,167

Total estimated bargain purchase gain	$24,022

Post-merger common shares outstanding	30,521,844
Post-merger OP Units shares outstanding	2,349,561
Bargain purchase gain allocated to common shares	22,305
Bargain purchase gain allocated to OP Units	1,717

Bargain purchase gain represents the excess of the fair value of the underlying net assets acquired and liabilities assumed over the purchase price. This determination of bargain purchase is preliminary, and is subject to change when the evaluation is complete.

(B)	Accounting Presentation and Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Sutherland. Certain balances from the consolidated financial statements of ZAIS Financial were reclassified to conform to that of Sutherland.

The following Balance Sheet reclassifications have been made from the ZAIS Financial’s balance sheet information derived from its unaudited balance at September 30, 2016 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on October 25, 2016:

Assets:

a)	Reclassed Treasury Securities classified as Cash and cash equivalents on ZAIS Financial’s balance sheet to Short term investments

b)	Reclassed Mortgage loans held for investment, at fair value and Mortgage loans held for sale, at fair value to Loans, held for sale, at fair value, and Loans, held at fair value

c)	Reclassed Mortgage loans held for investment, at cost to Loans, held for investment

d)	Reclassed Real estate securities, at fair value and Other investment securities, at fair value to Mortgage backed securities, at fair value

Liabilities:

e)	Reclassed Warehouse lines of credit to Borrowings under credit facilities

f)	Reclassed Treasury securities repurchase agreements, Loan repurchase facilities, and Securities repurchase agreements to Borrowings under repurchase agreements

The following Statement of Income reclassifications have been made from the ZAIS Financial’s income statement information derived from its unaudited statement of operations for the nine months ended September 30, 2016 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on October 25, 2016:

Interest income:

g)	Reclassed Mortgage loans held for investment to Loans held for sale, at fair value

h)	Reclassed Mortgage loans held for sale previously held for investment and Mortgage loans held for sale to Loans held for sale, at fair value

i)	Reclassed Real estate securities and Other investment securities to Mortgage backed securities, at fair value

Interest expense:

j)	Reclassed Warehouse line of credit to Borrowings under credit facilities

k)	Reclassed Treasury securities repurchase agreements, Loan repurchase facilities and Securities repurchase agreements to Borrowings under repurchase agreements

Other income (expense)

l)	Reclassed Loan servicing fee income, net of direct costs and Other income to Servicing and other income

m)	Reclassed Salaries, commissions and benefits to Employee compensation and benefits

n)	Reclassed Advisory fee – related party to Management and incentive fees – related party

o)	Reclassed Operating expenses and Other expenses to Loan servicing and operating expenses

(C)

Adjustments relates to recognition and payment of one-time merger obligations and estimated total costs of $11.6 million including an $8.0 million Advisor Termination Fee and $3.6 million in transaction costs.

(D)	Redemption of Sutherland preferred stock, $1,000 par value, 125 shares issued and outstanding and $5.0 thousand of accrued interest as of the merger date.

(E)	Adjustment to reflect tender offer of 4,185,478 ZAIS Financial shares of common stock at $15.37 for an aggregate purchase price of $64.3 million.

(F)	To record write-off of existing goodwill balances recorded on ZAIS Financial’s balance sheet at September 30, 2016.

(G)	Elimination of ZAIS Financial historical accumulated deficit of $14.9 million.

(H)	Adjustment of $0.3 million to reflect elimination of Sutherland historical common stock, $0.01 par value, and issuance of new ZAIS Financial common stock $0.0001 par value

(I)

Adjustment to reflect (i) an increase in retained earnings and non-controlling interest of the combined company for the estimated bargain purchase gain (negative goodwill) for the amounts of ZAIS Financial net assets acquired in excess of consideration paid by Sutherland in the mergers and (ii) a corresponding decrease in additional paid-in capital for the same amount. See calculation of the purchase price and preliminary estimate of the bargain purchase gain in note A.

(J)

Adjustment of $1.5 million to rebalance equity between common stock and non-controlling interest in accordance with post-merger ending equity balances for common stock and OP unit Holders as described in note A.

(K)	Adjustment to reflect the net impact of the management fee under Sutherland investment management agreement and removal of ZAIS Financial historical advisory fees.

(L)	Adjustment to reflect the removal of interest income due to sale of certain mortgage loans from ZAIS Financial in order to fund the tender offer.

(M)

Adjustment to reflect the removal of interest expense on borrowings under repurchase agreements settled as part of the sale of certain mortgage loans from ZAIS Financial in order to fund the tender offer.

(N)	Adjustment to reflect the net impact of the management fees under Sutherland investment management agreement and removal of ZAIS Financial historical advisory fees

(O)	Removal of servicing fees and servicing advances due to sale of certain mortgage loans from ZAIS Financial in order to fund the tender offer.

(P)	Adjustment to reflect the removal of realized gain/(loss) due to sale of certain mortgage loans from ZAIS Financial in order to fund the tender offer.

(Q)	Adjustment to reflect the removal of unrealized gain/(loss) due to sale of certain mortgage loans from ZAIS Financial in order to fund the tender offer.

(R)

Rebalancing adjustment to reallocate income between common stockholders and non-controlling interest for the pro-forma assuming merger happened at the beginning of the pro-forma period, such that income allocation to common stock and OP Unit holders on a per-share basis is the same and in accordance with the post-merger rendering equity balances for common stock and OP Unit holders.